Filed by City Holding Company
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934
NEWS RELEASE

For Immediate Release
January 24, 2024

For Further Information Contact:
David L. Bumgarner, Executive Vice President and Chief Financial Officer
(304) 769-1169

City Holding Company Announces Record Annual Earnings

Charleston, West Virginia – City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $6.2 billion bank holding company headquartered in Charleston, West Virginia, today announced record net income of $114.4 million and record diluted earnings of $7.61 per share for the year ended December 31, 2023. For the year ended December 31, 2023, the Company achieved a return on assets of 1.87% and a return on tangible equity of 23.8%.

“2023 was a challenging year for the banking industry, but a great year for City”, said City’s President and CEO Charles Hageboeck. “City’s strong performance during the year highlights the value of the Company's deep customer base and conservative operating principles. During 2023, City completed the acquisition of Citizens Commerce Bancshares, Inc., and its subsidiary, Citizens Commerce Bank (“Citizens”) of Versailles, Kentucky, that enhanced our market position in central Kentucky.

“Net of loans acquired from Citizens, City grew loans over 6% during 2023, and asset quality remained strong with City only needing to take a relatively small provision for the year (excluding the provision established as part of the acquisition of Citizens). The number of checking accounts grew approximately 2% in 2023, and City saw checking accounts increase in many slow growth regions where City already has a dominant market position. We believe this growth resulted from a combination excellent service, strong products and technology, coupled with less competition than may be present in more urban markets.

“After adjusting for security gains and losses and one-time merger costs, City’s earnings per share remained essentially flat on a quarterly basis throughout 2023 – at approximately $2.00 per share. During the year, the cost of City’s deposits rose by 60 basis points, while interest earning asset yields rose by 145 basis points. City’s average deposits in the fourth quarter of 2023 declined 5.5% from average deposits in the fourth quarter of 2022 (net of deposits acquired from Citizens), but declined only 0.5% from the third quarter of 2023 that reflects an attractive customer mix which is dependent on many, small retail deposit customers.

“City issued 667,000 shares in its acquisition of Citizens in the first quarter of 2023, but was able to repurchase essentially all of those shares during the year. As a result, the number of City’s shares outstanding at the end of 2023 only grew marginally from the end of 2022 (due to shares issued for employee and director compensation) – and City’s tangible common equity ratio increased from 8.0% at December 31, 2022, to over 8.6% at December 31, 2023 despite the large number of shares purchased.

“As a result, City begins 2024 exceptionally positioned with an extremely strong customer franchise, an exceptional team, an enviable cost of funds, strong asset quality, and competitors who seem focused on making their customers banking experiences more difficult.”

Net Interest Income

The Company’s net interest income increased from $180.0 million for the year ended December 31, 2022 to $219.2 million for the year ended December 31, 2023. The Company’s tax equivalent net interest income increased $39.0 million, or 21.5%, from $181.3 million for the year ended December 31, 2022 to $220.3 million for the year ended December 31, 2023. The acquisition of Citizens during the first quarter of 2023 added $10.6 million of net interest income during the year ended December 31, 2023. Due to increases in market rates, net interest income increased by $47.2 million due to an increase in loan yields (net of loan fees and accretion) of 127 basis points, by $14.2 million due to an increase in the yield on investment securities of 97 basis points, and by $4.9 million due to a 342 basis point increase on deposits in depository institutions. In addition, net interest income increased $4.4 million due to an increase in balances of loans of $110.2 million and by $2.0 million due to additional accretion from the year ended December 31, 2022.

These increases were partially offset by an increase in the cost of interest bearing liabilities (110 basis points) which decreased net interest income by $41.6 million, lower balances of deposits in depository institutions ($214.9 million) that lowered net interest income by $2.3 million, and lower investment balances ($57.8 million) that lowered net interest income by $1.6 million. The Company’s reported net interest margin increased from 3.33% for the year ended December 31, 2022 to 4.01% for the year ended December 31, 2023.

During the fourth quarter of 2023, the Company’s net interest income decreased from $55.6 million during the third quarter of 2023 to $54.7 million. During the fourth quarter of 2023, the Company’s tax equivalent net interest income decreased $1.0 million, or 1.7%, to $54.9 million from $55.9 million during the third quarter of 2023. Due to an increase in the cost of interest bearing liabilities (22 basis points), net interest income decreased $1.8 million. Additionally, lower investment balances ($100.4 million) decreased net interest income by $0.9 million and an increase in balances of interest bearing liabilities ($40.2 million) decreased net interest income by $0.6 million. These decreases were partially offset by an increase in loan balances of $89.0 million which increased net interest income by $1.3 million, an increase of 18 basis points on investment security yields which increased net interest income by $0.7 million, and an increase of one basis point on loans yields which increased net interest income by $0.6 million. The Company’s reported net interest margin decreased from 4.03% for the third quarter of 2023 to 3.98% for the fourth quarter of 2023.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned increased from 0.17%, or $6.3 million, at December 31, 2022 to 0.21%, or $8.6 million at December 31, 2023 primarily as a result of the acquisition of Citizens. Total past due loans increased from $9.2 million, or 0.25% of total loans outstanding, at December 31, 2022 to $10.9 million, or 0.27% of total loans outstanding, at December 31, 2023.

As a result of the Company’s quarterly analysis of the adequacy of the Allowance for Credit Losses, the Company recorded a recovery of credit losses of $0.3 million in the fourth quarter of 2023 and a provision for credit losses of $3.2 million for the year ended December 31, 2023, compared to a $0.5 million provision for credit losses for the fourth quarter and for the year ended December 31, 2022. In connection with the completion of our acquisition of Citizens during 2023, the Company recorded $2.0 million of credit loss expense associated with loans acquired from Citizens in its total provision for credit losses. Additionally, the provision for the year ended December 31, 2023 was a result of loan growth and credit downgrades that were partially offset by lower historical loss rates in the loan portfolio.

Non-interest Income

Non-interest income was $70.6 million for the year ended December 31, 2023, as compared to $72.1 million for the year ended December 31, 2022. In 2023, the Company reported $4.9 million of realized security losses and $0.4 million of unrealized security gains on the Company’s equity securities as compared to $1.6 million of unrealized security losses on the Company’s equity securities in 2022. The realized security losses during 2023, which lowered diluted earnings per share by $0.25, were executed to reposition a portion of our investment securities.

Exclusive of these realized and unrealized gains and losses, non-interest income increased $1.4 million, or 2.0%, from $73.7 million for 2022 to $75.1 million for 2023. This increase was largely attributable to an increase of $0.8 million, or 8.7%, in trust and investment management fee income and a $0.6 million, or 2.2%, increase in bankcard revenue. In addition, death benefits from bank owned life insurance increased $0.5 million from the year ended December 31, 2022. These increases were partially offset by a decrease of $0.6 million in service charges.

During the quarter ended December 31, 2023, non-interest income was $14.2 million as compared to $18.5 million during the quarter ended December 31, 2022. During the fourth quarter of 2023, the Company reported $5.0 million of realized security losses and $0.4 million of unrealized fair value gains on the Company’s equity securities as compared to $0.3 million of unrealized fair value losses on the Company’s equity securities during the fourth quarter of 2022.

Exclusive of these realized and unrealized gains and losses, non-interest income remained consistent at $18.8 million for both the fourth quarter of 2022 and for the fourth quarter of 2023. Lower death benefits from bank owned life insurance of $0.6 million was essentially offset by higher bankcard revenue, $0.3 million or 4.7%, and trust and investment management fee income, $0.2 million or 9.4%.

Non-interest Expenses

Non-interest expenses increased $19.2 million, or 15.5%, from $124.3 million for 2022 to $143.5 million for 2023. This increase was primarily due to an increase in other expenses ($9.8 million, due primarily to higher acquisition and integration expenses associated with the completed acquisition of Citizens ($5.2 million)) and salaries and employee benefit expenses ($6.6 million due to salary adjustments, Citizens personnel ($1.9 million), and increased health insurance). In addition, bankcard expense increased $1.4 million, FDIC expense increased $1.2 million and occupancy related expenses increased $0.6 million.

In the fourth quarter of 2023, non-interest expenses increased $2.5 million (7.7%) from $32.6 million in the fourth quarter of 2022 to $35.1 million. This increase was largely due to an increase in salaries and employee benefits of $1.6 million (salary adjustments, Citizens personnel ($0.6 million), and increased health insurance) and bankcard expenses of $0.7 million. In addition, other expenses increased $0.5 million and FDIC expense increased $0.5 million. These increases were partially offset by lower equipment and software related expense ($0.5 million).

Balance Sheet Trends

Loans increased $479.7 million (13.2%) from December 31, 2022 to $4.13 billion at December 31, 2023. The Company’s acquisition of Citizens increased total loans by $254.7 million. Excluding the acquisition, total loans increased $225.0 million (6.2%) from December 31, 2022. Commercial real estate loans increased $101.4 million (7.3%); residential real estate loans increased $51.3 million (3.0%); commercial and industrial loans increased $38.4 million (10.3%); home equity loans increased $19.1 million (14.3%); and consumer loans increased $13.4 million (27.4%).

Average depository balances for the year ended December 31, 2023 approximated those for the year ended December 31, 2022 at $4.98 billion. The acquisition of Citizens increased average deposits by $243.0 million during 2023. Excluding the acquisition of Citizens, average deposits declined $237.9 million. Average savings deposits decreased $139.7 million, average noninterest bearing demand deposits decreased $87.3 million, and average time deposits decreased $68.3 million. These decreases were partially offset by an increase in average interest bearing demand deposits of $57.3 million.

Income Tax Expense

The Company’s effective income tax rates for the quarter and year ended December 31, 2023 were 19.5% and 20.1%, respectively, compared to 18.2% and 19.8% for the comparable periods in 2022.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 83.6% and the loan to asset ratio was 66.9% at December 31, 2023. The Company maintained investment securities totaling 22.2% of assets as of the same date. The Company’s deposit mix is weighted toward checking and saving accounts that fund 63.1% of assets at December 31, 2023. Time deposits fund 16.9% of assets at December 31, 2023, with only 12.6% of time deposits having balances of more than $250,000, reflecting the core retail orientation of the Company.

City Holding Company is the parent company of City National Bank of West Virginia (“City National”). City National has borrowing facilities with the Federal Reserve Bank and the Federal Home Loan Bank that can be accessed as necessary to fund operations and to provide contingency funding. These borrowing facilities are collateralized by various loans held on City National’s balance sheet. As of December 31, 2023, City National had the capacity to borrow an additional $2.0 billion from these existing borrowing facilities. In addition, approximately $690 million of City’s investment securities were pledged to collateralize customer repurchase agreements and various deposit accounts, leaving approximately $680 million of City’s investment securities unpledged at December 31, 2023.

The Company continues to be strongly capitalized with tangible equity of $514 million at December 31, 2023. The Company’s tangible equity ratio increased from 8.0% at December 31, 2022 to 8.6% at December 30, 2023. This increase was attributable to the Company’s net income for 2023 less dividends and a decrease in unrealized losses on securities available for sale due to the impact of lower interest rates at the end of 2023.

At December 31, 2023, City National’s Leverage Ratio was 8.9%, its Common Equity Tier I ratio was 13.8%, its Tier I Capital ratio was 13.8%, and its Total Risk-Based Capital ratio was 14.3%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On November 15, 2023, the Company's Board of Directors approved a quarterly cash dividend of $0.715 cents per share payable January 31, 2024, to shareholders of record as of January 15, 2024. During the year ended December 31, 2023, the Company repurchased 667,000 common shares at a weighted average price of $90.21 per share as part of a one million share repurchase plan authorized by the Board of Directors in May 2022. As of December 31, 2023, the Company could repurchase an additional approximately 150,000 shares under the current plan.

City National Bank operates 98 branches across West Virginia, Kentucky, Virginia, and Ohio. City National will be closing its Nichols Park branch located in Lexington, Kentucky on February 9, 2024, due to its proximity to three existing City National branches.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements express only management’s beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management’s control. Uncertainty, risks, changes in circumstances and other factors could cause the Company’s actual results to differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 under “ITEM 1A Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for credit losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations in our loan portfolio; (3) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (4) changes in the interest rate environment; (5) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (6) changes in technology and increased competition, including competition from non-bank financial institutions; (7) changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers’ performance and creditworthiness; (8) difficulty growing loan and deposit balances; (9) our ability to effectively execute our business plan, including with respect to future acquisitions; (10) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries, including changes in deposit insurance premiums; (11) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (12) regulatory enforcement actions and adverse legal actions; (13) difficulty attracting and retaining key employees; and (14) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its December 31, 2023 Form 10-K. The Company will continue to evaluate the impact of any subsequent events on the preliminary December 31, 2023 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2023	2023	2023	2023	2022	2023	2022

Earnings
Net Interest Income (fully taxable equivalent)	$54,889	$55,855	$55,757	$53,767	$52,381	$220,266	$181,339
Net Income available to common shareholders	27,452	29,839	32,733	24,341	30,672	114,365	102,071

Per Share Data
Earnings per share available to common shareholders:
Basic	$1.84	$1.98	$2.16	$1.63	$2.06	$7.62	$6.81
Diluted	1.84	1.98	2.16	1.63	2.05	7.61	6.80
Weighted average number of shares (in thousands):
Basic	14,758	14,922	14,994	14,818	14,756	14,868	14,847
Diluted	14,785	14,945	15,012	14,844	14,785	14,891	14,873
Period-end number of shares (in thousands)	14,832	14,901	15,007	15,260	14,788	14,832	14,788
Cash dividends declared	$0.72	$0.72	$0.65	$0.65	$0.65	$2.73	$2.50
Book value per share (period-end)	45.65	40.94	42.39	42.66	39.08	45.65	39.08
Tangible book value per share (period-end)	34.69	29.98	31.50	31.91	31.25	34.69	31.25
Market data:
High closing price	$115.77	$99.49	$97.92	$100.27	$101.94	$115.77	$101.94
Low closing price	87.43	87.51	83.57	89.17	89.32	83.57	73.88
Period-end closing price	110.26	90.35	89.99	90.88	93.09	110.26	93.09
Average daily volume (in thousands)	62	62	80	84	75	72	70
Treasury share activity:
Treasury shares repurchased (in thousands)	70	109	269	218	69	667	325
Average treasury share repurchase price	$90.61	$89.33	$88.93	$92.1	$93.12	$90.21	$81.5

Key Ratios (percent)
Return on average assets	1.78%	1.94%	2.12%	1.63%	2.08%	1.87%	1.71%
Return on average tangible equity	23.5%	24.1%	27.4%	19.9%	27.3%	23.8%	20.3%
Yield on interest earning assets	5.23%	5.08%	4.87%	4.66%	4.23%	4.96%	3.51%
Cost of interest bearing liabilities	1.70%	1.46%	1.22%	0.86%	0.48%	1.32%	0.25%
Net Interest Margin	3.98%	4.03%	4.00%	4.05%	3.89%	4.01%	3.33%
Non-interest income as a percent of total revenue	25.6%	24.6%	27.1%	24.7%	26.5%	25.6%	28.6%
Efficiency Ratio	47.4%	46.4%	44.6%	45.7%	45.3%	46.0%	48.2%
Price/Earnings Ratio (a)	14.95	11.40	10.40	13.95	11.30	14.47	13.67

Capital (period-end)
Average Shareholders' Equity to Average Assets	10.27%	10.73%	10.38%	10.31%	9.57%
Tangible equity to tangible assets	8.57%	7.55%	7.90%	8.05%	8.02%
Consolidated City Holding Company risk based capital ratios (b):
CET I	15.70%	15.36%	15.47%	15.64%	16.23%
Tier I	15.70%	15.36%	15.47%	15.64%	16.23%
Total	16.23%	15.89%	16.01%	16.18%	16.62%
Leverage	10.23%	10.05%	9.80%	10.20%	10.01%
City National Bank risk based capital ratios (b):
CET I	13.79%	14.73%	14.82%	14.08%	13.88%
Tier I	13.79%	14.73%	14.82%	14.08%	13.88%
Total	14.32%	15.27%	15.36%	14.63%	14.28%
Leverage	8.94%	9.61%	9.36%	9.18%	8.55%

Other (period-end)
Branches	98	99	99	99	94
FTE	957	966	963	958	909

Assets per FTE (in thousands)	$6,447	$6,291	$6,383	$6,483	$6,467
Deposits per FTE (in thousands)	5,157	5,120	5,208	5,362	5,357

(a) The price/earnings ratio is computed based on annualized quarterly earnings.
(b) December 31, 2023 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2023	2023	2023	2023	2022	2023	2022
Interest Income
Interest and fees on loans	$57,755	$55,582	$52,352	$47,004	$42,963	$212,693	$146,538
Interest on investment securities:
Taxable	12,336	12,432	11,794	11,773	11,119	48,335	34,445
Tax-exempt	832	910	950	1,162	1,262	3,854	4,911
Interest on deposits in depository institutions	941	1,265	2,585	1,591	1,244	6,382	3,794
Total Interest Income	71,864	70,189	67,681	61,530	56,588	271,264	189,688

Interest Expense
Interest on deposits	12,479	10,551	8,567	5,690	3,010	37,287	7,444
Interest on short-term borrowings	3,693	2,990	2,963	2,381	1,533	12,027	2,211
Interest on FHLB long-term advances	1,026	1,034	649	—	—	2,709	—
Total Interest Expense	17,198	14,575	12,179	8,071	4,543	52,023	9,655
Net Interest Income	54,666	55,614	55,502	53,459	52,045	219,241	180,033
Provision for (recovery of) credit losses	(300)	200	425	2,918	500	3,243	474
Net Interest Income After Provision for (Recovery of) Credit Losses	54,966	55,414	55,077	50,541	51,545	215,998	179,559

Non-Interest Income
Net gains on sale of investment securities	(4,951)	(730)	—	773	4	(4,908)	4
Unrealized (losses) gains recognized on securities still held	365	—	(294)	361	(262)	432	(1,585)
Service charges	7,158	7,124	6,906	6,563	7,056	27,751	28,335
Bankcard revenue	7,109	7,058	7,190	6,603	6,791	27,960	27,349
Trust and investment management fee income	2,563	2,409	2,339	2,252	2,343	9,563	8,798
Bank owned life insurance	1,218	807	3,208	804	1,813	6,037	5,559
Other income	774	742	952	1,326	791	3,794	3,617
Total Non-Interest Income	14,236	17,410	20,301	18,682	18,536	70,629	72,077

Non-Interest Expense
Salaries and employee benefits	18,772	18,289	18,429	17,673	17,148	73,163	66,536
Occupancy related expense	2,917	2,950	2,811	2,640	2,725	11,318	10,718
Equipment and software related expense	2,824	2,830	2,883	3,092	3,341	11,629	11,791
FDIC insurance expense	868	919	690	445	413	2,922	1,673
Advertising	588	790	974	760	802	3,112	3,405

Bankcard expenses	2,014	2,188	1,736	1,509	1,356	7,447	6,032
Postage, delivery, and statement mailings	615	668	596	647	597	2,526	2,362
Office supplies	477	457	591	420	441	1,945	1,744
Legal and professional fees	478	529	558	470	610	2,035	2,194
Telecommunications	614	568	623	606	627	2,411	2,616
Repossessed asset losses (gains), net of expenses	(50)	40	22	16	54	28	59
Other expenses	4,992	4,800	4,848	10,345	4,471	24,985	15,172
Total Non-Interest Expense	35,109	35,028	34,761	38,623	32,585	143,521	124,302
Income Before Income Taxes	34,093	37,796	40,617	30,600	37,496	143,106	127,334
Income tax expense	6,641	7,957	7,884	6,259	6,824	28,741	25,263
Net Income Available to Common Shareholders	$27,452	$29,839	$32,733	$24,341	$30,672	$114,365	$102,071

Distributed earnings allocated to common shareholders	$10,508	$10,554	$9,668	$9,833	$9,521	$40,121	$36,619
Undistributed earnings allocated to common shareholders	16,696	19,004	22,774	14,294	20,857	73,208	64,494
Net earnings allocated to common shareholders	$27,204	$29,558	$32,442	$24,127	$30,378	$113,329	$101,113

Average common shares outstanding	14,758	14,922	14,994	14,818	14,756	14,868	14,847
Shares for diluted earnings per share	14,785	14,945	15,012	14,844	14,785	14,891	14,873

Basic earnings per common share	$1.84	$1.98	$2.16	$1.63	$2.06	$7.62	$6.81
Diluted earnings per common share	$1.84	$1.98	$2.16	$1.63	$2.05	$7.61	$6.80

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

		(Unaudited)	(Unaudited)	(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
Assets
Cash and due from banks	$123,033	$67,402	$69,622	$76,223	$70,257
Interest-bearing deposits in depository institutions	33,243	43,314	161,659	226,587	129,743
Cash and cash equivalents	156,276	110,716	231,281	302,810	200,000

Investment securities available-for-sale, at fair value	1,338,137	1,358,219	1,419,933	1,456,259	1,505,520
Other securities	30,966	29,022	29,262	24,728	23,807
Total investment securities	1,369,103	1,387,241	1,449,195	1,480,987	1,529,327

Gross loans	4,125,923	4,007,482	3,922,142	3,894,686	3,646,258
Allowance for credit losses	(22,745)	(23,128)	(22,751)	(22,724)	(17,108)
Net loans	4,103,178	3,984,354	3,899,391	3,871,962	3,629,150

Bank owned life insurance	118,122	117,979	117,173	124,238	120,674
Premises and equipment, net	72,146	72,682	73,118	73,430	70,786
Accrued interest receivable	20,290	19,223	17,973	18,395	18,287
Net deferred tax assets	42,216	58,811	46,944	42,146	44,884
Intangible assets	162,568	163,461	163,426	164,099	115,735
Other assets	124,153	161,659	148,333	132,715	149,263
Total Assets	$6,168,052	$6,076,126	$6,146,834	$6,210,782	$5,878,106

Liabilities
Deposits:
Noninterest-bearing	$1,342,804	$1,333,474	$1,373,106	$1,420,990	$1,351,415
Interest-bearing:
Demand deposits	1,291,011	1,319,783	1,337,445	1,356,017	1,233,482
Savings deposits	1,259,457	1,282,642	1,343,571	1,397,523	1,396,869
Time deposits	1,040,990	1,009,235	960,941	962,235	888,100
Total deposits	4,934,262	4,945,134	5,015,063	5,136,765	4,869,866
Short-term borrowings
FHLB short-term advances	25,000	—	—	—	—
Customer repurchase agreements	309,856	278,671	271,714	293,256	290,964
FHLB long-term advances	100,000	100,000	100,000	—	—
Other liabilities	121,868	142,187	123,865	129,711	139,424
Total Liabilities	5,490,986	5,465,992	5,510,642	5,559,732	5,300,254

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	177,424	177,113	176,746	177,529	170,980
Retained earnings	780,299	763,425	744,248	721,727	706,696
Cost of common stock in treasury	(217,737)	(211,430)	(201,973)	(179,436)	(215,955)
Accumulated other comprehensive income:
Unrealized gain on securities available-for-sale	(107,958)	(163,171)	(127,026)	(112,967)	(128,066)
Underfunded pension liability	(2,581)	(3,422)	(3,422)	(3,422)	(3,422)
Total Accumulated Other Comprehensive Income	(110,539)	(166,593)	(130,448)	(116,389)	(131,488)
Total Stockholders' Equity	677,066	610,134	636,192	651,050	577,852
Total Liabilities and Stockholders' Equity	$6,168,052	$6,076,126	$6,146,834	$6,210,782	$5,878,106

Regulatory Capital
Total CET 1 capital	$627,579	$615,798	$605,661	$606,675	$598,068
Total tier 1 capital	627,579	615,798	605,661	606,675	598,068
Total risk-based capital	648,646	637,245	626,730	627,718	612,654
Total risk-weighted assets	3,996,688	4,009,798	3,913,870	3,878,994	3,685,207

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022

Commercial and industrial	$426,950	$424,647	$417,847	$390,861	$373,890

1-4 Family	206,237	135,226	123,701	119,017	116,192
Hotels	357,142	321,236	324,745	327,554	340,404
Multi-family	189,165	192,329	191,483	195,042	174,786
Non Residential Non-Owner Occupied	680,590	713,353	673,921	679,782	585,964
Non Residential Owner Occupied	240,328	222,544	222,852	223,096	174,961
Commercial real estate (1)	1,673,462	1,584,688	1,536,702	1,544,491	1,392,307

Residential real estate (2)	1,788,150	1,768,358	1,746,618	1,737,604	1,693,523
Home equity	167,201	159,630	151,012	151,341	134,317
Consumer	65,246	65,586	65,201	66,994	48,806
DDA overdrafts	4,914	4,573	4,762	3,395	3,415
Gross Loans	$4,125,923	$4,007,482	$3,922,142	$3,894,686	$3,646,258

Construction loans included in:
(1) - Commercial real estate loans	$2,459	$2,533	$3,361	$4,715	$4,130
(2) - Residential real estate loans	23,066	20,056	20,470	25,224	21,122

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2023	2023	2023	2023	2022	2023	2022
Allowance for Loan Losses
Balance at beginning of period	$23,128	$22,751	$22,724	$17,108	$17,011	$17,108	$18,166

Charge-offs:
Commercial and industrial	(84)	—	(69)	—	(120)	(153)	(562)
Commercial real estate	(5)	(256)	(117)	(3)	(31)	(381)	(55)
Residential real estate	(68)	(88)	(20)	(32)	(66)	(208)	(265)
Home equity	(21)	(112)	(200)	(67)	(189)	(400)	(279)
Consumer	(6)	(10)	(109)	(62)	(15)	(187)	(63)
DDA overdrafts	(416)	(422)	(357)	(450)	(670)	(1,645)	(2,624)
Total charge-offs	(600)	(888)	(872)	(614)	(1,091)	(2,974)	(3,848)

Recoveries:
Commercial and industrial	70	597	86	83	94	836	334
Commercial real estate	17	74	28	158	120	277	207
Residential real estate	4	28	5	10	49	47	99
Home equity	13	18	12	4	34	47	56
Consumer	45	27	28	23	31	123	107
DDA overdrafts	368	321	315	398	360	1,402	1,513
Total recoveries	517	1,065	474	676	688	2,732	2,316

Net charge-offs	(83)	177	(398)	62	(403)	(242)	(1,532)
Provision for (recovery of) credit losses	(300)	200	425	2,918	500	3,243	474
PCD Loan Reserves	—	—	—	2,811	—	2,811	—
Adoption of ASU 2022-02	—	—	—	(175)	—	(175)	—
Balance at end of period	$22,745	$23,128	$22,751	$22,724	$17,108	$22,745	$17,108

Loans outstanding	$4,125,923	$4,007,482	$3,922,142	$3,894,686	$3,646,258
Allowance as a percent of loans outstanding	0.55%	0.58%	0.58%	0.58%	0.47%
Allowance as a percent of non-performing loans	290.6%	440.1%	405.5%	400.1%	317.3%

Average loans outstanding	$4,045,889	$3,956,871	$3,896,284	$3,700,194	$3,648,996	$3,900,913	$3,583,526
Net charge-offs (annualized) as a percent of average loans outstanding	0.01%	(0.02)%	0.04%	(0.01)%	0.04%	0.01%	0.04%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
Nonaccrual Loans
Residential real estate	$2,849	$2,839	$2,774	$2,700	$1,969
Home equity	111	75	24	35	55
Commercial and industrial	2,211	716	741	994	1,015
Commercial real estate	2,387	1,355	1,821	1,931	2,166
Consumer	—	1	36	19	—
Total nonaccrual loans	7,558	4,986	5,396	5,679	5,205
Accruing loans past due 90 days or more	270	269	215	—	187
Total non-performing loans	7,828	5,255	5,611	5,679	5,392
Other real estate owned	731	720	874	843	909
Total non-performing assets	$8,559	$5,975	$6,485	$6,522	$6,301

Non-performing assets as a percent of loans and other real estate owned	0.21%	0.15%	0.17%	0.17%	0.17%

Past Due Loans
Residential real estate	$8,059	$6,247	$5,884	$4,783	$7,091
Home equity	1,235	1,278	784	551	650
Commercial and industrial	435	568	142	98	234
Commercial real estate	715	1,478	238	148	710
Consumer	129	84	57	3	100
DDA overdrafts	364	398	341	276	391
Total past due loans	$10,937	$10,053	$7,446	$5,859	$9,176

Total past due loans as a percent of loans outstanding	0.27%	0.25%	0.19%	0.15%	0.25%

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	December 31, 2023			September 30, 2023			December 31, 2022
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,945,185	$23,673	4.83%	$1,910,876	$22,702	4.71%	$1,824,327	$18,973	4.13%
Commercial, financial, and agriculture (2)	2,031,089	33,038	6.45%	1,975,463	31,743	6.38%	1,773,937	23,346	5.22%
Installment loans to individuals (2), (3)	69,615	1,046	5.96%	70,532	1,138	6.40%	50,732	646	5.05%
Total loans	4,045,889	57,757	5.66%	3,956,871	55,583	5.57%	3,648,996	42,965	4.67%
Securities:
Taxable	1,194,448	12,336	4.10%	1,277,265	12,432	3.86%	1,315,453	11,118	3.35%
Tax-exempt (4)	153,204	1,053	2.73%	170,806	1,152	2.68%	211,326	1,597	3.00%
Total securities	1,347,652	13,389	3.94%	1,448,071	13,584	3.72%	1,526,779	12,715	3.30%
Deposits in depository institutions	71,624	941	5.21%	90,994	1,265	5.52%	162,732	1,245	3.04%
Total interest-earning assets	5,465,165	72,087	5.23%	5,495,936	70,432	5.08%	5,338,507	56,925	4.23%
Cash and due from banks	87,633			69,348			69,223
Premises and equipment, net	72,435			73,004			71,482
Goodwill and intangible assets	163,220			163,602			115,952
Other assets	342,669			332,551			332,855
Less: Allowance for loan losses	(23,532)			(23,558)			(17,332)
Total assets	$6,107,590			$6,110,883			$5,910,687

Liabilities:
Interest-bearing demand deposits	$1,299,683	$3,467	1.06%	$1,300,936	$3,068	0.94%	$1,150,327	$684	0.24%
Savings deposits	1,274,726	2,369	0.74%	1,314,484	2,319	0.70%	1,412,246	829	0.23%
Time deposits (2)	1,025,870	6,644	2.57%	985,038	5,163	2.08%	916,845	1,497	0.65%
Short-term borrowings	312,941	3,693	4.68%	272,558	2,990	4.35%	303,599	1,534	2.00%
FHLB long-term advances	100,000	1,026	4.07%	100,000	1,035	4.11%	—	—	—%
Total interest-bearing liabilities	4,013,220	17,199	1.70%	3,973,016	14,575	1.46%	3,783,017	4,544	0.48%
Noninterest-bearing demand deposits	1,334,021			1,359,268			1,428,013
Other liabilities	132,862			123,137			134,075
Stockholders' equity	627,487			655,462			565,582
Total liabilities and
stockholders' equity	$6,107,590			$6,110,883			$5,910,687
Net interest income		$54,888			$55,857			$52,381
Net yield on earning assets			3.98%			4.03%			3.89%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:

Loan fees, net (includes PPP fees)		$201			$254			$(41)

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:
Residential real estate	$78	$47	$67
Commercial, financial, and agriculture	702	720	$135
Installment loans to individuals	26	4	$4
Time deposits	131	240	$21
	$937	$1,011	$227

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Twelve Months Ended
	December 31, 2023			December 31, 2022
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,899,239	$88,083	4.64%	$1,755,772	$68,581	3.91%
Commercial, financial, and agriculture (2)	1,935,038	120,783	6.24%	1,781,132	75,390	4.23%
Installment loans to individuals (2), (3)	66,636	3,828	5.74%	46,622	2,567	5.51%
Total loans	3,900,913	212,694	5.45%	3,583,526	146,538	4.09%
Securities:
Taxable	1,273,674	48,335	3.79%	1,288,252	34,445	2.67%
Tax-exempt (4)	175,383	4,878	2.78%	218,588	6,217	2.84%
Total securities	1,449,057	53,213	3.67%	1,506,840	40,662	2.70%
Deposits in depository institutions	142,299	6,382	4.48%	357,184	3,794	1.06%
Total interest-earning assets	5,492,269	272,289	4.96%	5,447,550	190,994	3.51%
Cash and due from banks	74,443			88,581
Premises and equipment, net	72,582			72,590
Goodwill and intangible assets	153,937			116,469
Other assets	329,198			271,685
Less: Allowance for loan losses	(22,089)			(17,687)
Total assets	$6,100,340			$5,979,188

Liabilities:
Interest-bearing demand deposits	$1,291,234	$11,048	0.86%	$1,150,007	$1,234	0.11%
Savings deposits	1,332,527	7,979	0.60%	1,414,727	1,544	0.11%
Time deposits (2)	969,329	18,260	1.88%	983,046	4,666	0.47%
Short-term borrowings	290,440	12,027	4.14%	284,611	2,211	0.78%
FHLB long-term advances	66,849	2,709	4.05%	—	—	—%
Total interest-bearing liabilities	3,950,379	52,023	1.32%	3,832,391	9,655	0.25%
Noninterest-bearing demand deposits	1,389,295			1,429,415
Other liabilities	125,377			98,553
Stockholders' equity	635,289			618,829
Total liabilities and
Stockholders' equity	$6,100,340			$5,979,188
Net interest income		$220,266			$181,339
Net yield on earning assets			4.01%			3.33%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:

Loan fees, net (includes PPP fees)		$1,366			$568

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:

Residential real estate	$243	$298
Commercial, financial, and agriculture	2,276	642
Installment loans to individuals	41	45
Time deposits	535	83
	$3,095	$1,068

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2023	2023	2023	2023	2022	2023	2022
Net Interest Income/Margin
Net interest income ("GAAP")	$54,666	$55,614	$55,502	$53,459	$52,045	$219,241	$180,033
Taxable equivalent adjustment	223	243	255	308	336	1,025	1,306
Net interest income, fully taxable equivalent	$54,889	$55,857	$55,757	$53,767	$52,381	$220,266	$181,339

Tangible Equity Ratio (period end)
Equity to assets ("GAAP")	10.98%	10.04%	10.35%	10.48%	9.83%
Effect of goodwill and other intangibles, net	(2.41)%	(2.49)%	(2.45)%	(2.43)%	(1.81)%
Tangible common equity to tangible assets	8.57%	7.55%	7.9%	8.05%	8.02%

Return on Average Tangible Equity and Return on Assets Ratios (period end)
Return on average tangible equity ("GAAP")						23.8%	20.3%
Impact of merger related expenses						0.8%	—%
Impact of merger related provision						0.3%	—%
Return on tangible equity, excluding merger related expenses and provision						24.9%	20.3%

Return on assets ("GAAP")						1.87%	1.71%
Impact of merger related expenses						0.07%	—%
Impact of merger related provision						0.03%	—%
Return on assets, excluding merger related expenses and provision						1.97%	1.71%

Commercial Loan Information (period end)

Commercial Sector	Total	% of Total Loans	Average DSC	Average LTV

Natural Gas Extraction	$23,743	0.58%	3.68	N/A
Natural Gas Distribution	20,000	0.49%	2.61	N/A
Masonry Contractors	24,190	0.59%	1.13	84%
Sheet Metal Work Manufacturing	25,887	0.63%	1.57	68%
Beer & Ale Merchant Wholesalers	25,672	0.62%	3.28	N/A
Gasoline Stations with Convenience Stores	45,945	1.11%	4.19	65%
Lessors of Residential Builidings & Dwellings	433,506	10.52%	1.89	66%
1-4 Family	186,341	4.52%	2.97	68%
Multi-Family	179,822	4.36%	1.84	66%
Lessors of Nonresidential Buildings	611,108	14.83%	1.70	65%
Office Buildings	43,735	1.06%	1.64	63%
Lessors of Mini-Warehouses & Self-Storage Units	50,898	1.23%	1.62	61%
Assisted Living Facilities	27,620	0.67%	1.38	57%
Hotels & Motels	357,572	8.68%	1.43	62%

	Average Balance	Median Balance
Commercial Loans	$456	$93
Commercial Real Estate Loans	517	120

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations, continued
(Unaudited) ($ in 000s, except per share data)

Estimated Uninsured Deposits by Deposit Type
	December 31, 2023	September 30, 2023
Noninterest-Bearing Demand Deposits	16%	17%

Interest-Bearing Deposits
Demand Deposits	7%	11%
Savings Deposits	11%	11%
Time Deposits	13%	14%
Total Deposits	12%	13%

The amounts listed above represent management's best estimate as of the respective period shown of uninsured deposits (either with balances above $250,000 or not collateralized by investment securities).

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations, continued
(Unaudited) ($ in 000s, except per share data)

Net Growth in DDA Accounts
Year	New DDA Accounts	Net Number of New Accounts	Percentage

2023*	31,745	4,768	1.9%
2022	28,442	4,544	1.9%
2021	32,800	8,860	3.8%
2020	30,360	6,740	3.0%
2019	32,040	3,717	1.7%
2018*	30,400	4,310	2.2%
2017	28,525	2,711	1.4%
2016	28,650	2,820	1.5%

* - amounts exclude accounts added in connection with the acquisitions of Poage Bankshares, Inc. (2018), Farmers Deposit Bancorp, Inc.(2018) and Citizens Commerce Bancshares, Inc. (2023).